Exhibit 99.1

                  ALBANY INTERNATIONAL ANNOUNCES STOCK PURCHASE

Albany, New York, November 1, 2004 - Albany International Corp. (NYSE/PSE/FWB:AIN) announced today that it had purchased 500,000 shares of its Class A Common Stock in a private transaction at a price of $30.00 per share from an institutional investor. The purchase brings the total number of shares purchased in 2004 to 2,819,943, representing 8.4% of the shares of total Common Stock outstanding at the beginning of 2004. After the most recent purchase, 31,721,629 shares of Common Stock remain outstanding. Under the three-million-share authorization of the Board of Directors, given in 1998, the Company may purchase up to an additional 53,100 shares without further notice.

Albany International is the world's largest producer of paper machine clothing and high-performance doors with manufacturing plants strategically located to serve its customers throughout the world. Additional information about the Company and its businesses and products is available at www.albint.com.